                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Elizabeth Boland:   617-673-8000

MEDIA CONTACT:
Ilene Hoffer:       617-673-8000


                    BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
                   FOURTH QUARTER AND FY2004 FINANCIAL RESULTS

                      COMPANY ANNOUNCES 2-FOR-1 STOCK SPLIT

BOSTON, MA - (FEBRUARY 10, 2005) - Bright Horizons Family Solutions, Inc. (Nasdaq: BFAM) today announced financial results for the fourth quarter ended December 31, 2004. The Company also announced that its Board of Directors has approved a 2-for-1 stock split.

Earnings per diluted share of $0.54 in the quarter ended December 31, 2004 increased 38% from $0.39 per diluted share for the quarter ended December 31, 2003. Revenue for the fourth quarter increased 16% to $144.7 million from $125.2 million for the same quarter last year. Net income for the fourth quarter of 2004 increased 42% to $7.6 million from $5.3 million in the fourth quarter of 2003.

Earnings per diluted share of $1.96 for the year ended December 31, 2004 increased 31% from $1.50 per diluted share for the year ended December 31, 2003. Revenue for the full year increased 17% to $551.8 million from $472.8 million in 2003. Net income for 2004 increased 37% to $27.3 million from $20.0 million in 2003.

"It was another strong year for Bright Horizons, and we are very pleased with the results," said David Lissy, Chief Executive Officer. "During 2004 we added 60 new centers to our network across the US, the UK and Ireland - establishing new partnerships with clients including Cambridge University, Proctor and Gamble, Sea Island Resort, Savannah Memorial Health, JanSport, the UAW and General Motors, and Symbol Technologies. This past year we also continued to broaden our multi-site relationships, with additional centers for clients such as the Massachusetts Institute of Technology, USAA, IBM, and the National Health Institute in the UK, along with the addition of the national network of family centers for the UAW and Ford." The Company added seven centers and closed two centers in the fourth quarter of 2004 and, as of December 31, 2004, operated 560 early care and family centers with the capacity to serve more than 62,000 children and families.

"Our continued financial strength allows us to make important investments in the people, programs and systems necessary to deliver high quality child care and early education throughout our network of centers and schools. The tangible benefits of these investments can be seen in our high client and parent satisfactions ratings of over 97 percent and in the fact that Bright Horizons was named for the sixth time as one of the "100 Best Companies to Work For" by FORTUNE magazine this January."

Bright Horizons Family Solutions also announced that at a meeting on February 9, 2005 its Board of Directors approved a two-for-one split of all outstanding shares of the company's common stock, payable March 18, 2005 to stockholders of record on March 4, 2005. Per share and other data will not be presented on an adjusted basis in financial reports until following the effective date of the stock split.

Bright Horizons Family Solutions will host an investor conference call today at 4:30 pm EST. The public is invited to listen to the conference call by dialing 713-481-0095. Replays of the entire call will be available through Friday, February 25, 2005 at 973-341-3080, PIN# 5595110. The conference call will also be webcast and can be accessed through the Investor Relations section of the Bright Horizons Web site, www.brighthorizons.com. A copy of this press release is also available on the Web site.

                                      ####

Bright Horizons Family Solutions is the world's leading provider of employer-sponsored child care, early education and work/life consulting services, managing more than 550 early care and family centers in the United States, the United Kingdom, Ireland and Canada. Bright Horizons serves more than 400 clients, including more than 80 FORTUNE 500 companies and more than half of the "100 Best Companies for Working Mothers," as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work For."

This press release contains forward-looking statements which involve a number of risks and uncertainties. Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors. These include the ability of the Company to 1) execute contracts relating to new commitments, 2) to enroll families in new as well as existing centers, and 3) to open new centers, as well as other factors that are discussed in detail in the Company's filings with the Securities and Exchange Commission. The Company expects an audit opinion on the financial results included in this press release to be issued and integrated with the auditor's attestation of management's assessment of internal controls no later than the expected filing date of its Form 10-K on March 16, 2005. Therefore, although the Company does not expect any changes in the financial results included in the press release, there could be adjustments made as a result of the final process of issuing an audit opinion.

                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)


                                                                      Three months ended
                                                         ---------------------------------------------
                                                             12/31/2004                12/31/2003
                                                         -------------------        ------------------
Revenue                                                  $144,662      100.0%       $125,217     100.0%

Cost of services                                          119,580       82.7%        105,901      84.6%
                                                         --------      -----        --------     -----
Gross profit                                               25,082       17.3%         19,316      15.4%

Selling, general and administrative expenses               11,918        8.2%          9,644       7.7%
Amortization                                                  214        0.1%            266       0.2%
                                                         --------      -----        --------     -----

Income from operations                                     12,950        9.0%          9,406       7.5%

Net interest income (expense)                                 176        0.1%            (20)      0.0%
                                                         --------      -----        --------     -----

Income before income taxes                                 13,126        9.1%          9,386       7.5%

Income tax provision                                       (5,558)      -3.9%         (4,072)     -3.3%
                                                         --------      -----        --------     -----

Net income                                               $  7,568        5.2%       $  5,314       4.2%
                                                         ========      =====        ========     =====

PER SHARE DATA:

Net income per share - basic                             $   0.57                   $   0.41
                                                         ========                   ========
Weighted average number of common
 shares outstanding                                        13,378                     13,043
                                                         ========                   ========

Net income per share - diluted                           $   0.54                   $   0.39
                                                         ========                   ========
Weighted average number of common
and common equivalent shares                               14,055                     13,699
                                                         ========                   ========

SUPPLEMENTAL INFORMATION:

Earnings before interest, taxes,
     depreciation and amortization (EBITDA)*             $ 16,158                   $ 12,430

Reconciliation of net income to EBITDA:

Net income, as reported                                  $  7,568                   $  5,314
Add back income tax provision                               5,558                      4,072
Less net interest income (expense)                           (176)                        20
                                                         --------                   --------
Income from operations                                     12,950                      9,406
Add back depreciation                                       2,994                      2,758
Add back amortization                                         214                        266
                                                         --------                   --------
EBITDA                                                   $ 16,158                   $ 12,430


* EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.

                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)


                                                                       Twelve months ended
                                                         ---------------------------------------------
                                                            12/31/2004                  12/31/2003
                                                         -------------------        ------------------
Revenue                                                  $551,763      100.0%       $472,756     100.0%

Cost of services                                          459,810       83.3%        400,409      84.7%
                                                         --------      -----        --------     -----
Gross profit                                               91,953       16.7%         72,347      15.3%

Selling, general and administrative expenses               44,188        8.0%         37,216       7.9%
Amortization                                                1,012        0.2%            548       0.1%
                                                         --------      -----        --------     -----

Income from operations                                     46,753        8.5%         34,583       7.3%

Net interest income                                           343        0.0%             62       0.0%
                                                         --------      -----        --------     -----

Income before income taxes                                 47,096        8.5%         34,645       7.3%

Income tax provision                                      (19,768)      -3.5%        (14,631)     -3.1%
                                                         --------      -----        --------     -----

Net income                                               $ 27,328        5.0%       $ 20,014       4.2%
                                                         ========      =====        ========     =====

PER SHARE DATA:

Net income per share - basic                             $   2.06                   $   1.57
                                                         ========                   ========
Weighted average number of common
 shares outstanding                                        13,255                     12,737
                                                         ========                   ========

Net income per share - diluted                           $   1.96                   $   1.50
                                                         ========                   ========
Weighted average number of common
and common equivalent shares                               13,923                     13,373
                                                         ========                   ========

SUPPLEMENTAL INFORMATION:

Earnings before interest, taxes,
     depreciation and amortization (EBITDA)*             $ 59,056                   $ 45,611

Reconciliation of net income to EBITDA:

Net income, as reported                                  $ 27,328                   $ 20,014
Add back income tax provision                              19,768                     14,631
Less net interest income                                     (343)                       (62)
                                                         --------                   --------
Income from operations                                     46,753                     34,583
Add back depreciation                                      11,291                     10,480
Add back amortization                                       1,012                        548
                                                         --------                   --------
EBITDA                                                   $ 59,056                   $ 45,611


* EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.